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                                  EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated August 23, 1999 relating to the financial statements and financial statement schedule of Candela Corporation included in the Company's Annual Report Form 10-K for the year ended July 1, 2000.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 13, 2001